Contact:
Patriot National Bank
900 Bedford Street
Stamford, CT 06901
Charles F. Howell
President and CEO
Robert F. O’Connell
SEVP & CFO
(203) 324-7500

FOR IMMEDIATE RELEASE

PATRIOT NATIONAL BANCORP, INC. ANNOUNCES ITS QUARTERLY DIVIDEND

STAMFORD, CT, DECEMBER 21, 2006. Patriot National Bancorp, Inc. (NASDAQ Global Market "PNBK"), the parent of Patriot National Bank, announced that it has declared a quarterly dividend on its Common Stock.

The dividend, in the amount of $0.045 per share, will be payable on January 16, 2007 to shareholders of record as of the close of business on January 2, 2007.